EXHIBIT 99.3

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES RETIREMENT FROM BOARD OF DIRECTORS

DENVER, February 23, 2009 – St. Mary Land & Exploration Company (NYSE: SM) today announces that Mark Hellerstein, Chairman of the Board of Directors, will retire from the Board effective at the 2009 annual meeting of stockholders to be held in May, after 17 years of service.  The Board anticipates appointing Bill Sullivan, a member of the Board since 2004, to succeed Mr. Hellerstein as Chairman of the Board at that time.

The Company's Board of Directors commented, "The Board thanks Mark for his many years of distinguished leadership, dedication, and service to St. Mary.  During his tenure as CEO and Chairman of the Board, the Company has delivered consistent performance and returns for its stockholders year after year, within a culture and foundation of excellence and values on which the Company can continue to build.  It is a legacy of which Mark can be very proud, and we wish him all the best in the future."